UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Rule 14a-101)

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Gerber Scientific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons Filing Proxy Statement, if Other than Registrant)

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The following memorandum was sent to employees of Gerber Scientific, Inc. on June 13, 2011:

Marc T. Giles President and Chief Executive Officer	Gerber Scientific, Inc. 24 Industrial Park Road West Tolland, CT 06084 USA 860-870-2890 phone 860-870-2800 direct 860-870-2891 fax www.gerberscientific.com

INTEROFFICE MEMORANDUM

To:	All Gerber Employees	Date:	June 13, 2011

From:	MT Giles

Re:	Merger Agreement

We are announcing today that Gerber Scientific has entered into a definitive merger agreement with Vector Capital under which an affiliate of Vector will acquire Gerber Scientific, Inc. Under the terms of the merger agreement, each shareholder of the Company will receive $11.00 per share in cash.  In addition to the cash payment, each shareholder of the Company will receive for each share they own a non-transferable right to receive contingent cash payments at future times, if recoveries are made pursuant to certain litigation claims in respect of U.S. Patent 5,537,135 (a computerized “print to cut” technology patent).

We are pleased to partner with Vector Capital, a leading technology investment firm with a long history of actively working with their portfolio companies to maximize value.  Vector Capital, a San Francisco based private equity firm, specializes in spinouts, buyouts and recapitalizations of established technology businesses.  Their technology expertise and financial resources will enable us to continue to provide superior products and service to our customers worldwide, while growing our global footprint.

As we have narrowed our strategic focus and divested some businesses, the Board of Directors believes this merger is the right opportunity at the right time for Gerber’s shareholders, employees, customers and business partners.  In addition, this action will enable our employees – with the help of a highly focused and experienced investment partner – to better direct the Company’s destiny while pursuing our growth strategies.

We will be holding All Hands Meetings over the next couple of days to provide additional information.  The team from Vector Capital  that is leading this transaction will be present at the meetings to introduce their firm to you and answer your questions.

The schedule for these All Hands meetings is as follows:

North America and Europe:
Tuesday, June 14th, at 10:00 a.m. {Eastern}. Details will be forwarded separately.

Asia Pacific:
Details to follow from Tom Finn.

Merger Agreement
June 13, 2011

This news is likely to generate questions and concerns. Rest assured, we will work to provide answers to as many of your questions as we can when the information is available and we commit to communicate regularly with you throughout this process.  We expect this exciting news may generate media interest, especially in our home town.  It is important that you refer media inquiries to Rob Swadosh at The Dilenschneider Group, telephone: 212.922.0900.

Finally, as part of the merger agreement, the Board of Directors will solicit alternative proposals for a 45-day period.  If there is no superior offer, the transaction is expected to close in the second half of calendar 2011, subject to customary approvals, including shareholder approval.

I remain excited about the opportunities that lie ahead for Gerber Scientific. Today’s announcement is certainly an endorsement of our strategic direction and our growth plans.

Regards,

Marc Giles
President and CEO

Important Information

Gerber Scientific, Inc. (the “Company”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement regarding the proposed acquisition of the Company by Vector Capital Corporation (“Vector”).  Investors and security holders are urged to read the proxy statement relating to such acquisition and any other relevant documents filed with the SEC when they become available because they will contain important information.  Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.  In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Gerber Scientific, Inc., c/o Investor Relations, 24 Industrial Park Road West, Tolland, CT  06084 USA, telephone: 860-870-2890.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by Vector.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which was filed with the SEC on June 30, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 19, 2010.  To the extent holdings of Company securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed acquisition of the Company by Vector when it is filed by the Company with the SEC.  These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.

Forward-looking Statements

Any statements in this document not relating to historical matters are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. The forward-looking statements contained in this document involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by Vector.   Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained in this release are made as of the date of this release and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.